Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 Offering Statement on Form 1-A of our report dated August 2, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the financial statements of ASI Aviation, Inc. as of March 31, 2021 and 2020 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Form 1-A.

/s/ Friedman LLP

Marlton, New Jersey

June 21, 2022